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Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Avis Voluntary Investment Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Terence P. Conley, Executive Vice President of Cendant Corporation and a Member of the Cendant Corporation Employee Benefits Committee, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

    1.
    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.
    The information contained in the Report fairly presents, in all material respects, the assets available for benefits and changes in assets available for benefits of the Plan.

/s/ Terence P. Conley
Terence P. Conley
Executive Vice President of Cendant Corporation, Plan Administrator and Member of Cendant
        Corporation Employee Benefits Committee
June 30, 2003

A signed original of this written statement required by Section 906 has been provided to Cendant Corporation and will be retained by Cendant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002